                                                                 EXHIBIT (10)(a)

[NATIONAL LIFE OF VERMONT LOGO]
NATIONAL LIFE OF VERMONT

National Life Insurance Company
Montpelier, VT 05604                                    LIFE INSURANCE
Tel: 802 229-3333                                       APPLICATION - PART A (1)
--------------------------------------------------------------------------------
Check the appropriate use
  of this application:        [ ] Registered         [ ] Private Placement
Underwriting Method:          [ ] Guaranteed Issue   [ ] Simplified Issue
                              [ ] Full Underwriting
--------------------------------------------------------------------------------
A.  EMPLOYER DATA:
    1. Name:

       -------------------------------------------------------------------------
    2. Business Address: (Street, City, State, Zip Code.)

       -------------------------------------------------------------------------
    3. Taxpayer ID No.:              4. Plan Account No.: (if available.)

--------------------------------------------------------------------------------
B.  PROPOSED INSURED DATA:

    For each Proposed Insured, the attached Schedule of Insureds lists: Full Name, Social Security Number, Date of Birth, Sex and, for the first Policy Year, Face Amount of Insurance and any Supplemental Term Insurance.

    1. Is every Proposed Insured now working a minimum of 20 hours per week continuously for the prior 6 months? No work absences for prior 3 months other than minor illness or accident of no more than 5 days total.
       (If 'No,' give detailed explanation in 13. Remarks.)   [ ] Yes   [ ] No

    2. a. Is every Proposed Insured a citizen of and
          resident in the USA?                                [ ] Yes   [ ] No
       b. If 'No,' is citizenship and residence of each
          Proposed Insured indicated on the Schedule of
          Insureds?                                           [ ] Yes   [ ] No
--------------------------------------------------------------------------------
C.  LIFE INSURANCE DATA:
    1. Permanent Plan: (Check only one.)
       [ ] Sentinel Benefit Provider (A Registered Variable Universal Life
           Policy.)
       [ ] Sentinel Benefit Provider (A Private Placement Variable Universal
           Life Policy.)
       [ ] Other:
                  --------------------------------------------------------------
    2. Death Benefit Compliance Test:
       [ ] Cash Value Accumulation Test
       [ ] Guideline Premium Test
    3. Death Benefit Option:
       [ ] Option A - Face Amount
       [ ] Option B - Face Amount plus Account Value (Not available for Cash
           Value Accumulation Test.)
    4. [ ] Supplemental Term Insurance Rider (Not applicable for Private Placement.)
    5. Policy Date: (For all policies on Proposed Insureds listed in Schedule of Insureds.)
           (mm/dd/yyyy)
                      ----------------------------------------------------------
    6. Automatic Premium Loan: (If applicable.) [ ] Yes [ ] No
    7. Premium Amounts: (If applicable.)
       a. Initial Premium (Total for all policies.)          $
                                                              -----------
       b. Planned Annual Premium (Total for all policies.)   $
                                                              -----------
    8. The policies applied for will be used in conjunction with an employer-sponsored plan involving both males and females. All policies will be issued on a unisex basis unless checked here for sex-distinct basis:
         [ ] Sex-Distinct Basis
    9. The policies applied for will be used in conjunction with an employer-sponsored plan involving both smokers and nonsmokers. All policies will be issued on a uni-smoke basis unless checked here for smoker-distinct basis:
         [ ] Smoker-Distinct Basis
   10. Owner: (Check one.)
       [ ] Employer
       [ ] Proposed Insured
       [ ] Other: (Give full name, address and Taxpayer ID No.)

           ---------------------------------------------------------------------

9000(0888)                                                           Page 1 of 4
Cat. No. 45719

LIFE INSURANCE APPLICATION - PART A (1) Continued
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C.  Life Insurance Data: Continued
    11. Beneficiary: (Check one.)
        [ ] Employer
            If the Employer is the beneficiary, the Employer certifies, represents and warrants that:
                a. The Employer has a lawful and substantial economic interest in the life, health and bodily safety of each Proposed Insured; and

                b. The Services of each such Proposed Insured are such that the Employer expects to realize either:
                    - A substantial pecuniary gain through the continued life of the Proposed Insured; or
                    - A substantial pecuniary loss in the event of the Proposed
                      Insured's death.

        [ ] Trust (If Trust, describe.)
                                       -----------------------------------------
        [ ] As designated by Proposed Insured on Application (Part A (2))
        [ ] Owner (If other than Proposed Insured.)
        [ ] See memo attached

         If two or more persons are the beneficiaries in any class, payment shall be made to them equally or to the survivor(s), unless otherwise requested. If payment is made in one sum and there is no beneficiary entitled to payment when the Proposed Insured dies and the Proposed Insured is the Owner at that time, payment shall be made to the estate of the Proposed Insured. But if the Proposed Insured is not the Owner, payment shall be made to the Owner.

    12. Has there been or will there be a lapse, surrender, replacement, reissue, conversion, or change to reduce amount, premium or period of coverage of any existing life, disability or annuity contract if the applied for policy or rider is issued? (If 'Yes,' give Company Name,
        Policy Number, Amount and Plan in 13. Remarks.)      [ ] Yes    [ ] No

        Will there be any substantial borrowing on any life insurance policy if the applied for policy or rider is issued? (If 'Yes,' give Company Name,
        Policy Number, Amount and Plan in 13. Remarks.)        [ ] Yes    [ ] No
--------------------------------------------------------------------------------
    13.  Remarks:







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9000(0898)                                                           Page 2 of 4

LIFE INSURANCE APPLICATION - PART A (1) Continued
--------------------------------------------------------------------------------
D.  PAYMENT DATA:
    Premium paid with this Application: $
                                         ----------
    Premium and Other Notices will be sent to the Owner, unless otherwise notified. (Provide proper authorization.)
--------------------------------------------------------------------------------
E.  TEMPORARY INSURANCE AGREEMENT:
    1.  The Owner applies for temporary life insurance on the life of each Proposed Insured listed in the attached Schedule of
        Insureds:        [ ] Yes   [ ] No
        (If 'No,' the following provisions of this section do not apply.)

    2.  The effective date of the temporary insurance is the latest of:

        a. The date we receive from the Owner an amount of premium not less than one-fourth of the sum of the initial premiums for the policies applied for;

        b. The date this Application (Part A (1)) is signed by one of our Officers; and

        c.  The date (mm/dd/yyyy)               chosen by the Owner (optional).
                                  -------------

    3. The amount of temporary insurance on the life of each Proposed Insured is:
          [ ] The Face Amount and any Supplemental Term Insurance Amount for the first Policy Year, as shown in the Schedule of Insureds.

          [ ] Other:
                     -----------------------------------------------------------

    4. Any temporary insurance on the life of a Proposed Insured will terminate on the earliest of:

        a. The date the permanent life insurance applied for in this application takes effect on the life of that Proposed Insured;

        b. The date that the Proposed Insured fails to meet any requirements to qualify for the permanent life insurance applied for;

        c. The date 90 days after the effective date of the temporary insurance (in this case, we will give the Owner notice prior to termination); and

        d. The date the Owner's written notice of termination of the insurance is received by us at our Home Office.

    If the temporary insurance on the life of a Proposed Insured terminates for the reason specified above in 4(a), the amount of premium paid with this Application that was allocated to the policy on the life of the Proposed Insured will be applied as premiums under that permanent life insurance policy. If the temporary insurance on the life of a Proposed Insured terminates for any other reason, we will refund the amount of premium paid with this Application that was allocated to the policy on the life of that Proposed Insured, less a mortality charge. This mortality charge will be for the period from the effective date of the temporary insurance to, but not including, the termination date. The mortality charge for that Proposed Insured will be based on the amount of temporary insurance on the Proposed Insured's life, and the term rate from the Table of Temporary Insurance Rates for the Proposed Insured's age.







--------------------------------------------------------------------------------
9000(0898)                                                           Page 3 of 4

LIFE INSURANCE APPLICATION - PART A (1) Continued
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F.  ACKNOWLEDGMENT AND SIGNATURE:

    The person(s) signing below acknowledge and agree that:

    THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE DAILY, AS DESCRIBED IN THE DEATH BENEFIT AND POLICY CHANGES SECTION OF THIS POLICY. THE DOLLAR AMOUNT OF THE DEATH BENEFIT IS NOT GUARANTEED.

    THE CASH SURRENDER VALUE OF THIS POLICY IS DEPENDENT ON THE ACCOUNT VALUE IN THE SEPARATE ACCOUNT, WHICH FLUCTUATES ACCORDING TO THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT CHOSEN BY THE OWNER. THE CASH SURRENDER VALUE MAY INCREASE OR DECREASE DAILY, AND IS NOT GUARANTEED AS TO DOLLAR AMOUNT.

    THE APPLICATION - This is part of an application for permanent life insurance. The application includes this Part A (1) and its attached Schedule of Insureds and Table of Temporary Insurance Rates (if applicable), the Part A (2), if applicable, (which has been or which will be completed by the Proposed Insured), and Part B that may be required, and any amendments or supplements to either Part. To the best of the knowledge and belief of the person(s) signing below, all statements in this application are complete and true and were correctly recorded. Each person signing below adopts all the statements made in the application and agrees to be bound by them. This Application (Part A (1)) is valid until withdrawn by the Owner by written notice to us at our Home Office. Withdrawal of this Application (Part A (1)) shall not necessarily affect its use with applications submitted prior to the date we receive such notice.

    OUR LIABILITY - A minimum amount of premium may be paid to the agent in exchange for temporary life insurance as discussed above in the Temporary Insurance Agreement section. If this is done, we shall be liable only as set forth in that Agreement. If that amount of premium is not paid, we shall have no liability unless and until:

        -   The application has been approved by us at our Home Office; and

        - The first premium has been paid during the lifetime of the Proposed Insured; and

        - The Proposed Insured is actively working a minimum of 20 hours per week continuously for the prior 6 months. No work absences for prior 3 months other than minor illness or accident of no more than 5 days total; and

        - The policy, contract or certificate of coverage has been delivered to the person named as Owner in the policy; and

        - At the time of payment and delivery, all statements in the application which are material to the risk are complete and true as though they were made at that time.

    If any of these conditions are not met, the policy, contract or certificate of coverage and rider(s) applied for shall not take effect.

    AUTHORITY OF AGENTS - No agent can change the terms of this application or any policy/contract issued by us. No agent can waive any of our rights or requirements, or extend the time for any payment.

    CHANGES AND CORRECTIONS - Any change or correction of the application will be shown on an Amendment of Application attached to the policy/contract. Acceptance of any policy, contract or certificate of coverage issued shall be acceptance of any change or correction of the application we made. However, unless otherwise indicated in this application, any correction or change of amount, classification, plan of insurance or riders must be agreed to in writing.

    TAXPAYER IDENTIFICATION (APPLIES ONLY IF THE EMPLOYER IS THE OWNER) - The Employer certifies, under penalties of perjury, that the number referred to in 3 of this application (Part A (1)) is the correct Taxpayer Identification Number (or the Employer is waiting for a number to be issued).
--------------------------------------------------------------------------------

NOTICE: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Signed at: (City & State)                            on this day of:
                          --------------------------
(mm/dd/yyyy)
             --------------------

    NAME & TITLE OF PERSON AUTHORIZED          SIGNATURE OF AUTHORIZED PERSON:
    TO SIGN FOR THE OWNER: (Print)

    ---------------------------------          ---------------------------------

    SIGNATURE OF GENERAL AGENT                 SIGNATURE OF SOLICITING AGENT:
    SUBMITTING APPLICATION:

    ---------------------------------          ---------------------------------

If temporary insurance applied for:

    NAME & TITLE OF PERSON AUTHORIZED
    TO SIGN FOR THE INSURER: (PRINT)           SIGNATURE OF OFFICER:

    ---------------------------------          ---------------------------------

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9000(0898)                                                           Page 4 of 4

[NATIONAL LIFE OF VERMONT LOGO]
NATIONAL LIFE OF VERMONT

National Life Insurance Company
Montpelier, VT 05604                                    LIFE INSURANCE
Tel; 802 229-3333                                       APPLICATION - PART A (2)
--------------------------------------------------------------------------------
    The Application consists of this Part A (2) and Part A (1)
    No.:
             -----------------------------
    Employer:
--------------------------------------------------------------------------------
A.  PROPOSED INSURED DATA:
    [ ] See attached Schedule of Insureds (If this box is checked, do not complete questions 3 through 8.)

    1. Name and Address of Proposed Insured: (Hereinafter, "you" and "your" refer to the Proposed Insured.)
        Name: (Print Last, First, Middle Initial.)

        ------------------------------------------------------------------------
        Address: (Street, City, State, Zip Code.)

        ------------------------------------------------------------------------
    2.  Tax Identification no.:    3. Date of Birth:    4. [ ] Male   [ ] Female

        ------------------------------------------------------------------------
    5.  Citizenship, if not USA:      Type of Visa: [ ] Permanent  [ ] Temporary

        ------------------------------------------------------------------------
    6.  Business Address: (Street, City, State, Zip Code.)
        ------------------------------------------------------------------------

    7. Beneficiary: (If to be named by Proposed Insured, as indicated in Application Part A (1).)

        ------------------------------------------------------------------------
        If two or more persons are the beneficiaries in any class, payment shall be made to them equally or to the survivor(s), unless otherwise requested. If payment is made in one sum and there is no beneficiary entitled to payment, payment shall be made to the Owner, if living, or to the Owner's estate.

        If the Beneficiary is other than the Employer or any Trust established by the Employer, do NOT complete question #8.

        ------------------------------------------------------------------------
    8.  I consent to insurance being purchased on my life by:
                                                             -------------------
        I reserve the right to revoke my consent in the future by properly notifying National Life Insurance Company.
--------------------------------------------------------------------------------
B.  UNDERWRITING DATA:

    1.  Are you now actively working a minimum of 20 hours       [ ] Yes  [ ] No
        per week, and have you been so working continuously during the past 6 months? Continuously means that you have had no work absences during the most recent three months other than for minor illness or accident, and you have not been absent more than 5 days total during the past 6 months.


    2.  Do you now use nicotine products in any form             [ ] Yes  [ ] No
        (including cigarettes, cigars, chewing tobacco, smokeless tobacco, pipe, "the patch", snuff or nicotine gum) or have you used nicotine products in any form within the last 12 months? (If 'Yes,' details:)


    3. Have you applied for life insurance and been rated,       [ ] Yes  [ ] No
       declined or postponed in the past 5 years?
       (If 'Yes,' details:)


    4.  Do you have, or have you been treated for, heart         [ ] Yes  [ ] No
        disease or cancer?


    5.  Have you been treated for or diagnosed as having         [ ] Yes  [ ] No
        deficiency of the immune system, such as Acquired
        Immune Deficiency Syndrome (AIDS), or AIDS Related
        Complex (ARC), or the AIDS Virus?
--------------------------------------------------------------------------------
9001(0898)                                                           Page 1 of 2
Cat. No. 45720

LIFE INSURANCE APPLICATION - PART A (2) Continued
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C. AUTHORIZATION TO RELEASE INFORMATION:
   I, the Proposed Insured, hereby authorize any licensed physician, medical practitioner, hospital, clinic or other medical or medically related facility, insurance company, the Medical Information Bureau or other organization, institution or person, that has any records or knowledge of me or my health, to give to the National Life Insurance Company or its reinsurers any such information. I authorize National Life to request a copy of my driving record from the state motor vehicle department.

   In addition, I authorize the National Life Insurance Company to obtain an investigative consumer report. I also acknowledge receipt of copies of the Prenotifications relating to investigative consumer reports and the Medical Information Bureau.

   A photographic copy of this authorization shall be as valid as the original.

   NOTICE: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

   To the best of my knowledge and belief, all answers and statements are full, complete and true and were correctly recorded before I signed my name below.

   TAXPAYER IDENTIFICATION (APPLIES ONLY IF PROPOSED INSURED IS OWNER) - The Proposed Insured herein certifies, under penalties of perjury, that the number referred to in 2 of this application (Part A (2)) is his/her correct Taxpayer Identification Number (Or he/she is waiting for a number to be issued).

  Signed at: (City, & State)  _____________________________________  on this day of: (mm/dd/yy) ________________


 PROPOSED                              SOLICITING
 INSURED:                              AGENT:
-------------------------------------  -----------------------------------------















--------------------------------------------------------------------------------
9001(0898)                                                           Page 2 of 2

[NATIONAL LIFE          National Life Insurance Company            SUPPLEMENT TO
OF VERMONT LOGO]        Montpelier, VT 05604                         APPLICATION
                        Tel: 802 229-3333

--------------------------------------------------------------------------------
This Supplement is part of Application Part A (1) No.:     dated: (mm/dd/yy)
--------------------------------------------------------------------------------
A. Owner's Name: (The Owner's Taxpayer Identification No. and address are shown on Part A (1) of the Application.)

-------------------------------------------------------------------------------------------------------
B. Premium Amounts:
      1. Initial Premium: $______________________    2. Planned Annual Premium: $______________________
-------------------------------------------------------------------------------------------------------
C. Net Premium Allocation: (If applicable.)

      SENTINEL/MARKET STREET FUNDS:                     NEUBERGER  & BERMAN FUND:
      %_______ Money Market                             %_______ Partners
      %_______ Growth
      %_______ Aggressive Growth
      %_______ Managed                                  GOLDMAN Sachs Funds:
      %_______ Bond                                     %_______ International Equity
      %_______ International                            %_______ Global Income
      %_______ Sentinel Growth                          %_______ CORE Small Cap Equity
                                                        %_______ Mid Cap Equity

      AMERICAN CENTURY FUNDS:                           THE ALGER  AMERICAN FUND:
      %_______ Value                                    %_______ Growth
      %_______ Income & Growth                          %_______ Small Capitalization

                                                        OTHER: (As available.)
      J.P. MORGAN FUNDS:
      %_______ International Opportunities              %_______ _____________________________
      %_______ Small Company
                                                        %_______ _____________________________

      STRONG FUNDS:                                     %_______ _____________________________
      %_______ Opportunity Fund II
      %_______ Growth Fund II                           % 100 TOTAL
-------------------------------------------------------------------------------------------------------

D. Pace Amount (FA)

   1. Initial: $ _______________
   2. Subsequent - A pattern of FA's may be elected here subject to current issue limits. The FA for the last Policy Year shown will apply to all later Policy Years. If no FA is elected here, the initial FA will apply to all Policy Years.

      POLICY YEAR    to and       POLICY YEAR       ALTERNATIVES
                    including
       ________                    _________        [  ] Increase by __________ % of Face Amount

       ________                    _________        [  ] Increase by the premium accumulated at __________ % per year.

       ________                    _________        [  ] Increase by $ __________ % per year


       ________                    _________        [  ] Increase by __________ % of Face Amount

       ________                    _________        [  ] Increase by the premium accumulated at __________ % per year.

       ________                    _________        [  ] Increase by $ __________ % per year


       ________                    _________        [  ] Increase by __________ % of Face Amount

       ________                    _________        [  ] Increase by the premium accumulated at __________ % per year.

       ________                    _________        [  ] Increase by $ __________ % per year

-------------------------------------------------------------------------------------------------------

E. Term Insurance Amount (TIA): (If applicable.)
   1. Initial: $ ____________________
   2. Subsequent - A pattern of TIA's may be elected here subject to current issue limits. The TIA for the last Policy Year shown will apply to all later Policy Years. If no TIA is elected here, the Initial TIA will apply to all Policy Years.

      POLICY YEAR    to and       POLICY YEAR       ALTERNATIVES
                    including
       ________                    _________        [  ] Increase by __________ % of Face Amount

       ________                    _________        [  ] Increase by __________ % of Face Amount

       ________                    _________        [  ] Increase by __________ % of Face Amount

-------------------------------------------------------------------------------------------------------
9002(0898)                                                                                  Page 1 of 3
Cat. No. 45755

SUPPLEMENT TO APPLICATION - Continued
----------------------------------------------------------------------------------------------------------------------------------
F. COMPLETE THE FOLLOWING IF APPLICABLE.
  1. Has the Owner received an Offering Memorandum or a Prospectus for the policy(ies) being applied for?          [ ] Yes  [ ] No
     If 'Yes,' give date shown on the Offering Memorandum or Prospectus: (mm/dd/yy) _______________

  2. Does the Owner understand that:
       - The death benefit and the duration of insurance may be variable or fixed under specified conditions?      [ ] Yes  [ ] No
       - The cash surrender value of the policy may increase or decrease in accordance with the experience of
         the Separate Account (there are no minimum guarantees as to the variable account value)?                  [ ] Yes  [ ] No
       - The fixed account value of the policy earns interest at a rate no less than a minimum specified rate?     [ ] Yes  [ ] No

  3. In view of the above, does the Owner believe that this policy will meet his/her insurance needs and
     financial objectives?                                                                                         [ ] Yes  [ ] No
----------------------------------------------------------------------------------------------------------------------------------
THE FOLLOWING INFORMATION IS REQUIRED TO DETERMINE IF THIS PRODUCT IS SUITABLE FOR THE OWNER (AS INDICATED IN
ITEM A ON PAGE 1).
----------------------------------------------------------------------------------------------------------------------------------
G.1a.If the Owner is not an individual, a copy of the Authorization Document (i.e., Corporate, Resolution, Trust
     Instrument, or Partnership Agreement) must be supplied. Have you attached or previously provided us with
     this?                                                                                                         [ ] Yes [ ] No
  b. Is the Owner:
      (i)   a bank, savings and loan association, insurance company, or registered investment company?             [ ] Yes [ ] No
      (ii)  an investment advisor registered under Section 203 of the Investment Advisers Act of 1940?             [ ] Yes [ ] No
      (iii) any other entity (whether a natural person, corporation, partnership, trust, or otherwise) with
            total assets of at least $5 million?                                                                   [ ] Yes [ ] No

IF THE OWNER ANSWERED 'YES,' TO G 1b (i), (ii), or (iii), do not complete 2 through 12.
----------------------------------------------------------------------------------------------------------------------------------
  2. Number of Owner's Dependents:                     7. Owner's Estimated Earned Annual Income:
     _______________________________________              __$____________________________________

  3. Age of Owner's Dependents:                        6. Owner's Estimated Earned Annual Income:
     _______________________________________              __$____________________________________

  4. Owner's Occupation:                               7. Owner's Estimated Earned Annual Income:
     _______________________________________              __$____________________________________

----------------------------------------------------------------------------------------------------------------------------------
H.1  INVESTMENT OBJECTIVES: (Check all that apply.)
     [  ] Growth              [  ] Capital Preservation    [  ] Income
     [  ] Growth with Income  [  ] Tax Advantage           [  ] Other: ____________________________________

  2. RISK TOLERANCE: (Check only one.) [  ] High  [  ] Medium [  ] Low

  3. INVESTMENT STRATEGY: (Check only one.)

       [  ] Growth without Risk
       [  ] Growth with Risk
       [  ] Other: ________________________

  4. SOURCES OF PAYMENT: (Check all that apply.)
       [  ] Current Income             [  ] Surrender or Loan on Life Insurance or Annuity
       [  ] Plan Sponsor Contribution  [  ] Sale of Personal Property or Real Estate
       [  ] Savings                    [  ] Sale of Mutual Funds Presently Held
       [  ] Other: ___________________ [  ] Sale of Other Securities Presently Held

  5. Is Owner or Owner's Employer a member of the National Association of Securities Dealers (NASD)?  [  ] Yes [  ] No

  6. Owner's estimated Federal Income Tax Bracket:  [  ]15%   [  ]28%  [  ]31% [  ]_____%

----------------------------------------------------------------------------------------------------------------------------------
9002(0898)                                                                                                             Page 2 of 3

--------------------------------------------------------------------------------
I. REMARKS:






























--------------------------------------------------------------------------------
J. AGREEMENT AND SIGNATURE'S:
   To the best of my knowledge, the above answers are true and correctly recorded. I believe the policy(ies) applied for to be suitable for my objectives.

SIGNATURE OF OWNER:                                    DATE: (mm/dd/yy)


--------------------------------------------------------------------------------

ATTESTATION OF AGENT/REGISTERED REPRESENTATIVE:

The Owner of the policy(ies) applied for has been informed of the risks involved in this investment, and I certify that I have reasonable grounds for believing the policy(ies) to be suitable for the Owner's objectives.

SIGNATURE OF AGENT/REGISTERED REPRESENTATIVE:          DATE:(mm/dd/yy)


--------------------------------------------------------------------------------

AUTHORIZED BROKER-DEALER PRINCIPAL:                    DATE: (mm/dd/yy)


--------------------------------------------------------------------------------


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9002(0898)                                                           Page 3 of 3